Exhibit 99.1

Concentrix Announces Acquisition of PK, a Leading Global CX Design Engineering Company
•Brings strong portfolio of intellectual assets and advanced CX technology
•Significantly enhances CX digital transformation capabilities at scale
•Strengthens presence in high growth, $270B digital IT services market
•Enhances financial profile through accretion to EPS and growth rate
FREMONT, Calif., November 22, 2021 (GLOBE NEWSWIRE) — Concentrix Corporation (Nasdaq: CNXC), a leading global provider of customer experience (CX) services and technologies, today announced that they have reached a definitive agreement in which Concentrix would acquire PK, a leading global CX design engineering company. As part of the transaction, funds managed by Global Investment Firm Carlyle (NASDAQ: CG) will sell its majority stake in PK, after initially investing in the company in 2016. The transaction is expected to close in Concentrix’ first fiscal quarter of 2022, subject to regulatory requirements and other customary closing conditions.

PK is a leading global CX digital design and engineering firm, partnering with the world’s best brands to create pioneering experiences that accelerate digital outcomes for their customers, partners, and staff. With over 5,000 staff across 20 cities in four countries, PK has been recognized and awarded worldwide for designing and engineering digital experiences at scale.
This acquisition marks an evolutionary milestone for Concentrix, supporting the growth strategy of investing in digital transformation to deliver exceptional customer experiences. PK gives Concentrix the ability to scale digital capabilities faster while building excellence in key high growth areas of CX Design & Development, AI, Intelligent Automation and Customer Loyalty. With a complementary client base and similar vertical focus, PK provides attractive opportunities within core and adjacent markets. The combination of two leading providers uniquely brings together the best of digital CX solutions and services.
Transaction Details:
•Investment of approximately $1.6 billion
•Expect PK to contribute approximately $530 million of revenue and $85 million of adjusted EBITDA in the first full year following the acquisition, reflecting 20% year-over-year growth for PK
•Transaction expected to be financed primarily through additional bank debt borrowings under amended credit facility
•Net leverage expected to be 2.5x at close on a trailing twelve-month pro forma basis. Concentrix expects to reduce net leverage within the first twelve months after the transaction closes
•Expect non-GAAP diluted earnings per common share accretion of at least $0.50 in the first full year, with further accretion expected in the second full year

“We are incredibly excited to welcome the PK team to Concentrix and build the future of CX together,” said Chris Caldwell, President and CEO of Concentrix. “This acquisition adds immediate and meaningful breadth and scale to our CX digital capabilities. It establishes a stronger presence in the complementary CX digital IT services market, while enhancing our ability to continue to increase our margins in high value services.”
“We take pride in helping our clients disrupt their markets and Concentrix will allow us to continue to do that on a larger scale.” said Dinesh Venugopal, CEO of PK. “Our vision has always been to drive digital innovation and transformation focused on the customer experience. Concentrix shares this vision, and we are excited to join them as they mark another milestone in their ongoing story of growth.”

Conference Call and Webcast:
A conference call will be held to discuss the acquisition this morning, Monday, November 22, 2021, at 9:00 AM (ET) / 6:00 AM (PT), hosted by Chris Caldwell, President and Chief Executive Officer and Andre Valentine, Chief Financial Officer of Concentrix.

The live conference call will be webcast in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations.

A replay will also be available on the website following the conference call.

About Concentrix
Concentrix Corporation (Nasdaq: CNXC), is a leading global provider of customer experience (CX) solutions and technology, improving business performance for some of the world’s best brands including over 100 Fortune Global 500 clients and over 115 global disruptor clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Visit www.concentrix.com to learn more.

About PK
PK is the experience engineering firm. Together with the world's most customer-obsessed companies, we combine great design and strong tech to build pioneering experiences that accelerate outcomes for clients' customers, partners, and employees. Through cutting-edge technology and a commitment to deep craftsmanship, we help our clients run the future. PK, which is backed by global investment firm The Carlyle Group, is over 5,000+ people strong in 22 cities across four countries. Learn more at www.pkglobal.com

Use of Non-GAAP Information
We refer to certain non-GAAP financial measures in this press release, including:

•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets and share-based compensation.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation, plus depreciation.

We believe that providing this additional information is useful to the reader to better assess and understand base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is not provided because we are unable to provide such reconciliation without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items and the periods in which such items may be recognized. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Safe Harbor
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the acquisition of PK, including regulatory approvals and the satisfaction of other closing conditions and the timing thereof, the estimated size of the investment, the expected financing, the expected revenue and adjusted EBITDA contributions of the PK business to the Company, the expected growth of the PK business and the digital IT services market, that the transaction is expected to be accretive and the pace thereof, and the Company’s ability to scale its CX digital capabilities and increase its margins, statements regarding the Company’s expected future financial condition and results of operations, including revenue, operating income, profit margins, effective tax rate and leverage, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks relating to the transaction, including that the transaction will not be consummated; the ability to receive regulatory approval for the transaction; the ability to obtain financing for the transaction on a favorable basis if at all; the ability to retain key employees and successfully integrate the PK business; diversion of management’s attention; risks related to general economic conditions, including uncertainty related to the COVID-19 pandemic and its impact on the global economy; the level of outsourced business services; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; consolidation of the Company’s competitors; competitive conditions in the Company’s industry; currency exchange rate fluctuations; variability in demand by the Company’s or PK’s clients or the early termination of the Company’s or PK’s client contracts; competition in the CX solutions industry; political and economic stability in the countries in which the Company operates; the outbreak of communicable disease or other public health crises; cyberattacks on the Company’s networks and information technology systems; the inability to protect personal and proprietary information; increases in the cost of labor; the operability of the Company’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; investigative or legal actions; the loss of key personnel; natural disasters, adverse weather conditions, terrorist attacks, work stoppages or other business disruptions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

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All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306